First quarter 2024 results May 7, 2024 © GXO Logistics, Inc.

© GXO Logistics, Inc. Disclaimer 2 Non-GAAP Financial Measures: As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted EBITDA CAGR, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, adjusted EBITA, net of income taxes paid, adjusted net income, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), adjusted diluted EPS CAGR, free cash flow, free cash flow conversion, organic revenue, organic revenue growth, organic revenue CAGR, net leverage ratio, net debt, return on invested capital (“ROIC”) and net capital expenditures (“net capex”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Litigation expenses primarily relate to the settlement of ongoing legal matters. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. We believe that free cash flow and free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as cash flows from operations less net capex; we calculate net capex as capital expenditures plus proceeds from sale of property and equipment. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage. We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, and adjusted EBITA, net of income taxes paid improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income, adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from disposed business. We believe that net leverage ratio and net debt are important measures of our overall liquidity position and are calculated by adding bank overdrafts and removing cash and cash equivalents from our total debt and net debt as a ratio of our adjusted EBITDA. We calculate ROIC as our adjusted EBITA, net of income taxes paid, divided by the average invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2024 organic revenue growth, adjusted EBITDA, adjusted diluted EPS, and free cash flow conversion and our 2027 financial targets of organic revenue CAGR, adjusted EBITDA, adjusted EBITDA CAGR, adjusted diluted EPS CAGR, free cash flow conversion and ROIC, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure: Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2024 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements : This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full year 2024 financial targets of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and adjusted EBITDA to free cash flow conversion; our 2027 financial targets of organic revenue CAGR, adjusted EBITDA, adjusted EBITDA CAGR, adjusted diluted EPS CAGR, free cash flow conversion and ROIC; the expected incremental revenue in 2024, 2025 and 2026; our 2024 valuation target for adjusted EBITDAR; our expected net leverage in 2024 and 2025; the expected impact of the acquisition of Wincanton on our results of operations; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewably sourced energy by 2030, (iv) 30% greenhouse gas emissions (Scope 1&2) reduction by 2030 vs. 2019 baseline, (v) 100% carbon neutral (Scope 1&2) by 2040, (vi) 15% reduction in Total Recordable Incident Rate by 2027 across Americas and APAC vs. 2022 baseline, and (vii) 15% reduction in Lost Time Incident Rate by 2027 across UK and European operations vs. 2022 baseline. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of the company's operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber - attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

© GXO Logistics, Inc. Presenters Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Richard Cawston Chief Revenue Officer Kristine Kubacki Chief Strategy Officer 3

© GXO Logistics, Inc. 4 Revenue Organic revenue growth(1) Net income (loss) Adjusted EBITDA(1) Signed new business wins of more than $250 million(3) annualized revenue in 1Q 2024, +55% YoY $676 million of new FY 2024 revenue won through 1Q 2024,(4) equivalent to 7% YoY revenue growth $243 million of new FY 2025 revenue won through 1Q 2024(3) $26 million YoY increase in free cash flow for 1Q 2024(1) Pipeline has increased to $2.2 billion as of 1Q 2024(3) Operating return on invested capital of 33% in 1Q 2024(1) Completed acquisition of Wincanton on April 29 Placed $1.1 billion of new 5- and 10-year bonds in 2Q Free cash flow(1) Operating cash flow 1Q 2024 $2.5 billion 1% $(36) million(2) $154 million $(17) million $50 million Diluted EPS $(0.31) Adjusted diluted EPS(1) $0.45 Revenue growth 6% Highlights (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. 2) 1Q 2024 net loss of $36 million, which includes a one-off legacy litigation expense of $63 million pre-tax. (3) Based on closing March 31, 2024, FX rates of 1.26 GBP/USD and 1.08 EUR/USD. (4) Based on 2024 average FX rates of 1.27 GBPUSD and 1.09 EURUSD

© GXO Logistics, Inc. 1Q 2024 profitability 5 (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. 1Q 2023 1Q 2024 Adjusted EBITDA(1) 1Q 2023 1Q 2024 Net income $0.49 $0.45 1Q 2023 1Q 2024 Adjusted diluted EPS(1) $158M $154M $26M $(36M)

© GXO Logistics, Inc. Revenue grew 6% year over year in 1Q, of which 1% was organic. 1Q 2023 Revenue Organic growth Net M&A FX 1Q 2024 Revenue (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. 1Q 2024 revenue growth 6 ~1% Organic1 ~2% FX $2,323 $2,456 ~3% Net M&A (In millions USD)

© GXO Logistics, Inc.© GXO Logistics, Inc. Strong cash flow and investment grade balance sheet 1Q 2024 balance sheet Total debt(1) $1,637 million Mostly fixed-rate borrowings Following acquisition of Wincanton, acquisition net leverage expected to be 2.5x at FY2024 and ~1.9.x at FY2025 Net debt(2) $1,216 million Net leverage(2) 1.6x No debt maturities in the next 12 months; $1,222 million liquidity available at end 1Q $1.1 billion of new 5- and 10-year notes issued in 2Q. Cash flow from operations Free cash flow(2) 1Q 2023: $(43) million 1Q 2024 cash flow $50 million 1Q 2023: $39 million $(17) million Operating return on invested capital(2) Long-term target: >30% 33% 7 (1) Includes finance leases and other debt of $108 million as of March 31, 2024. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information.

© GXO Logistics, Inc. 2024 wins and extensions 8

© GXO Logistics, Inc. New contract wins and outsourcing underpin 2024 and 2025 growth 9 Signed new business wins of +55% vs. 1Q 2023. On track to outperform $1 billion of wins from 2023. Expected incremental revenues won through 1Q 2024 1Q 2024 contract wins by source Sites transferred from other 3PLs Sites set up to support customer growth Sites previously operated by customers in-house Won from competitors 22% 25% 53% New activity Outsourcing 2024 2025 2026 Additional $243M(2) signed for 2025 $676M(1) signed for 2024 Additional $101M(2) signed for 2026 (1) Based on 2024 average FX rates of 1.27 GBPUSD and 1.09 EURUSD (2) Based on closing March 31, 2024, FX rates of 1.26 GBP/USD and 1.08 EUR/USD

© GXO Logistics, Inc. FY 2024 guidance 10 Prior Standalone Standalone + Wincanton Organic revenue growth(3) 2% – 5% 2% – 5% 2% – 5% Adjusted EBITDA(3,5) $760 – $790 million $760 – $790 million $805 – $835 million Adjusted EBITDA(3) to free cash flow conversion 30% – 40% 30 – 40% 30 – 40% Adjusted diluted EPS(3) $2.70 – $2.90 $2.70 – $2.90 $2.73 – $2.93 Adjusted EBITDAR(4) $1.90 – $1.95 billion $1.90 – $1.95 billion $1.95 – $2.0 billion (1) Based on FX rates of 1.24 GBPUSD and 1.08 EURUSD (2) As updated on April 24, 2024 (3) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2. (4) Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and Investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure. Refer to the ‘Non-GAAP Valuation Measures’ section on slide 2. (5) We anticipate the following quarterly adjusted EBITDA phasing in 2024 for the guidance current + adjusting for Wincanton’s contribution: 1Q: c.19%; 2Q: c.22%; 3Q: c.28%; and 4Q: c.31%. (1,2)

© GXO Logistics, Inc. 2027 targets 11 Revenue $15.5-16.0 billion(3) Adjusted EBITDA $1.25-1.30 billion(3,4) Organic revenue CAGR(2) ~10%(4) Adjusted EBITDA CAGR(2) ~15%(4) Adjusted diluted EPS CAGR(2) >15%(4) FCF conversion >30%(4) Operating ROIC >30%(4) (1) As updated on April 24, 2024 (2) CAGR calculated from 31 December 2024 to 31 December 2027 (3) Based on FX rates of 1.24 GBPUSD and 1.08 EURUSD (4) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 (1)

© GXO Logistics, Inc. 2024-2027 adjusted EBITDA bridge(1,2) $760-$790M ~$45M $805-$835M $195-$215M $110-$130M $120-$130M $1.25B-$1.30B 0 200 400 600 800 1000 1200 1400 GXO standalone 2024 Wincanton 2024 impact New 2024 Core growth Automation, adaptive technology & productivity Wincanton including synergies New 2027 (1) Based on FX rates of 1.24 GBPUSD and 1.08 EURUSD (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 12

© GXO Logistics, Inc. >10,000 units of automation in operation ~40% of revenue coming from automated sites(1) AI deployed in workforce management, pick path productivity, and proactive replenishment in 1Q 39 automated implementations in 1Q Accelerating automation and tech leadership Leading the industry in deployment of automation and AI. Initial AI pilots have delivered operational benefits and increased capacity at an attractive ROIC. Lo istics, I c. 13 (1) Includes large-scale automation and adaptive tech

© GXO Logistics, Inc. Wincanton acquisition 2023 revenue: £1.5 billion(1) Select brand partners The acquisition of Wincanton expands GXO’s presence in the European Aerospace and Industrials markets. ~80% of 1H 2024 revenue is cost-plus(2) Cost-plus / open-book Hybrid / closed-book 2023 operational footprint: 16.4 million square feet(1) Select brand partners Expected 2024 adjusted EBITDA contribution: $45 million Adjusted diluted EPS accretive in 2024 Expected 2027 cost synergy contribution to GXO: £45 million (1) Based on Wincanton FY 2023 Annual report (2) Based on Wincanton 1H 2024 interim report 14

© GXO Logistics, Inc.© GXO Logistics, Inc. Environmental goals Reduce our environmental impact: 80% global operations using LED lighting by 2025 80% global landfill diversion rate by 2025 50% renewably sourced energy by 2030 30% GHG emissions (scopes 1 & 2) reduction by 2030 vs. 2019 baseline 100% carbon neutral (scopes 1 & 2) by 2040 Social goals • Ensure a safe workplace: Reduce by 15% our Total Recordable Incident Rate in Americas & APAC by 2027 vs. 2022 baseline Reduce by 15% our Lost Time Incident Rate in our UK & European operations by 2027 vs. 2022 baseline • Build a culture of inclusion • Provide a clear and rewarding career path for all employees Governance goals • Maintain a best-in-class information security program • Embed an ethics-driven culture Reducing environmental impact • Expanded LED lighting to 78% of leased and owned operations as of FY 2023 vs. target of 80% by 2025. • A single GXO site in Poland handled a record 48 million returned products, of which 96% were returned to stock, including 7 million refurbished items. Committed to employee health and safety • Reduced total recordable incident rate, achieving a 29% improvement in the Americas & Asia Pacific region, surpassing our 2027 target. • Employees worldwide completed over 1.3 million learning hours. • 160 GXO colleagues joined our ESG Impact Ambassadors program to champion environmental sustainability and drive a positive social impact. 2023 ESG highlights 15

© GXO Logistics, Inc. GXO investment highlights 16 1 Secular tailwinds: outsourcing, automation, e- commerce 2 Long-term contractual relationships with blue-chip customers 3 Critical scale in a fast-growing market 4 Leadership in warehouse robotics and AI 5 Resilient financial profile with high operating ROIC and cash conversion 6 World-class team

Appendix

GXO Logistics, Inc.
Reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA margins
(unaudited)

(In millions USD)	Three months ended March 31, 2024	Three months ended March 31, 2023	Year ended December 31, 2023	Trailing twelve months ended March 31, 2024
Net income (loss) attributable to GXO	$ (37)	$ 25	$ 229	$ 167
Net income attributable to noncontrolling interest ("NCI")	1	1	4	4
Net income (loss)	$ (36)	$ 26	$ 233	$ 171
Interest expense, net	13	13	53	53
Income tax expense (benefit)	(10)	3	33	20
Depreciation and amortization expense	92	83	361	370
Transaction and integration costs	19	13	34	40
Restructuring costs and other	16	21	32	27
Litigation expense[1]	63	—	—	63
Unrealized gain on foreign currency options and other	(3)	(1)	(5)	(7)
Adjusted EBITDA[2]	$ 154	$ 158	$ 741	$ 737
Revenue	$ 2,456	$ 2,323		
Operating income (loss)	$ (39)	$ 42		
Operating income margin[3]	(1.6) %	1.8 %		
Adjusted EBITDA margin[2][4]	6.3 %	6.8 %		

(1) During the first quarter of 2024, a trial was held in the United States District Court for the Western District of Missouri in connection with a dispute between the Company and one of its customers related to the start-up of the customer's warehouse that occurred in 2018 (Lindt et al v. GXO Warehouse Company, Inc., docket no. 4:22-cv-00384-BP). In March 2024, the jury returned verdicts in favor of the customer. The Company recognized a $63 million expense in the three months ended March 31, 2024 for the jury verdicts, potential post-trial awards of interest, associated legal fees, costs and other related expenses. The Company believes that this case was incorrectly decided and intends to pursue post-verdict remedies as necessary, including an appeal, and will pursue reimbursement under its existing insurance policies.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) Operating income margin is calculated as operating income (loss) divided by revenue for the period.
(4) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue for the period.

GXO

© GXO Logistics, Inc.

© GXO Logistics, Inc. Three months ended March 31, Year ended December 31, Trailing twelve months ended March 31, 2024(In millions USD) 2024 2023 2023 Net income (loss) attributable to GXO $ (37) $ 25 $ 229 $ 167 Net income attributable to NCI 1 1 4 4 Net income (loss) $ (36) $ 26 $ 233 $ 171 Interest expense, net 13 13 53 53 Income tax expense (benefit) (10) 3 33 20 Amortization expense 19 17 71 73 Transaction and integration costs 19 13 34 40 Restructuring costs and other 16 21 32 27 Litigation expense 63 — — 63 Unrealized gain on foreign currency options and other (3) (1) (5) (7) Adjusted EBITA(1) $ 81 $ 92 $ 451 $ 440 Revenue $ 2,456 $ 2,323 Adjusted EBITA margin(1)(2) 3.3% 4.0% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue for the period. GXO Logistics, Inc. Reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA margins (unaudited)

© GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of net income (loss) to adjusted net income and adjusted earnings per share (unaudited) Three months ended March 31, (In millions USD, shares in thousands, except per share amounts) 2024 2023 Net income (loss) $ (36) $ 26 Net income attributable to NCI (1) (1) Net income (loss) attributable to GXO $ (37) $ 25 Amortization expense 19 17 Transaction and integration costs 19 13 Restructuring costs and other 16 21 Litigation expense 63 — Unrealized gain on foreign currency options (3) (1) Income tax associated with the adjustments above(1) (23) (11) Discrete tax benefit(2) — (5) Adjusted net income attributable to GXO(3) $ 54 $ 59 Adjusted basic EPS(3) $ 0.45 $ 0.50 Adjusted diluted EPS(3) $ 0.45 $ 0.49 Weighted-average common shares outstanding Basic 119,273 118,781 Diluted 119,273 119,231 (1) The income tax rate applied to items is based on the GAAP annual effective tax rate. (2) Discrete tax benefit from intangible assets and the release of valuation allowances. (3) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (unaudited) Reconciliation of cash flows from operations to free cash flow: Three months ended March 31, (In millions USD) 2024 2023 Cash flows from operations $ 50 $ 39 Capital expenditures (73) (91) Proceeds from sale of property and equipment 6 9 Net capital expenditures (“Net capex”) (67) (82) Free cash flow(1) $ (17) $ (43) Cash flows from operations to net income (loss) (138.9) % 150.0 % Free cash flow conversion(1)(2) (11.0) % (27.2) % (1) See the “Non-GAAP Financial Measures” section for additional information. (2) The Company calculates free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage.

© GXO Logistics, Inc. GXO Logistics, Inc. Other reconciliations (unaudited) Reconciliation of revenue to organic revenue: Three months ended March 31, (In millions USD) 2024 2023 Revenue $ 2,456 $ 2,323 Revenue from acquired business(1) (63) — Revenue from disposed business(1) (1) (4) Foreign exchange rates (50) — Organic revenue(2) $ 2,342 $ 2,319 Revenue growth(3) 5.7 % Organic revenue growth(2)(4) 1.0% (1) The Company excludes revenue from acquired and disposed businesses for periods that are no comparable. (2) See the “Non-GAAP Financial Measures” section for additional information. (3) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage. (4) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage.

© GXO Logistics, Inc. GXO Logistics, Inc. Liquidity reconciliations (unaudited) Reconciliation of total debt and net debt: (In millions USD) March 31, 2024 Current debt $ 126 Long-term debt 1,511 Total debt $ 1,637 Plus: Bank overdrafts 2 Less: Cash and cash equivalents (423) Net debt(1) $ 1,216 Reconciliation of total debt to net income ratio: (In millions USD) March 31, 2024 Total debt $ 1,637 Trailing twelve months net income $ 171 Debt to net income ratio 9.6x Reconciliation of net leverage ratio: (In millions USD) March 31, 2024 Net debt $ 1,216 Trailing twelve months adjusted EBITDA(1) $ 737 Net leverage ratio(1) 1.6x (1) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. Adjusted EBITA, net of income taxes paid: Three months ended March 31, Year ended Trailing twelve Months ended March 31, 2024(In millions USD) 2024 2023 December 31, 2023 Adjusted EBITA(1) $ 81 $ 92 $ 451 $ 440 Less: Cash paid for income taxes (1) — (84) (85) Adjusted EBITA, net of income taxes paid(1) $ 80 $ 92 $ 367 $ 355 Return on invested capital: March 31, (In millions USD) 2024 2023 Average Selected assets: Accounts receivable, net $ 1,665 $ 1,605 $ 1,635 Other current assets 375 280 328 Property and equipment, net 951 964 958 Selected liabilities: Accounts payable $ (615) $ (652) $ (634) Accrued expenses (976) (908) (942) Other current liabilities (311) (209) (260) Invested capital $ 1,089 $ 1,080 $ 1,085 Trailing twelve months net income to average invested capital 15.8 % Operating return on invested capital(1)(2) 32.7 % GXO Logistics, Inc. Return on invested capital (unaudited) (1) See the “Non-GAAP Financial Measures” section for additional information. (2) The ratio of operating return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital.